FORM OF RULE 12d1-4
FUND OF FUNDS INVESTMENT AGREEMENT
THIS AGREEMENT is entered into as of January 19, 2022, among GPS Funds I, GPS Funds II and Savos Investments Trust (each a “Acquiring Trust” and collectively, the “Acquiring Trusts”), each on behalf of itself and its separate series listed on Schedule A, as amended from time to time, severally and not jointly (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), and ALPS ETF Trust, (“Acquired Trust”), each on behalf of its itself and its separate series listed on Schedule B, as amended from time to time or as such additional series are deemed to be added in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).
WHEREAS, each Acquiring Fund and each Acquired Fund are registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);
WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in relevant part, limits the extent to which an investment company, and any company or companies controlled by such company, may invest in shares of registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or any registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies, or any company or companies controlled by such companies, and Section 12(d)(1)(C) limits the extent to which an investment company, and any company or companies controlled by such company, may invest in the shares of a registered closed-end investment company;
WHEREAS, Rule 12d1-4 under the 1940 Act, as amended from time to time, (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;
WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and
WHEREAS, in accordance with the Rule, the parties desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the relevant Acquired Funds in reliance on the Rule.

NOW THEREFORE, in consideration of the potential benefits to the Acquiring Funds and the Acquired Funds arising out of an Acquiring Fund’s investment in an Acquired Fund, the parties, intending to be legally bound hereby, agree as follows.

1.Terms of Investment

(a)Each Acquiring Fund and each Acquired Fund agree as follows:

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(i)Scale of investment. Upon request by an Acquired Fund, the Acquiring Fund will use reasonable efforts to provide summary information regarding the anticipated timeline and scale of its contemplated investments in the Acquired Fund and any maximum investment limits, whenever practicable and consistent with the Acquiring Fund’s best interests.

(ii)Timing/advance notice of redemptions. Each Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than 2% of the relevant Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of large redemption requests to the relevant Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. Because each Acquired Fund is an exchange-traded fund, the requirements of this paragraph (ii) shall not apply to transactions in which an Acquiring Fund does not redeem Acquired Fund shares even if such transaction results in the redemption of Acquired Fund shares (such as where an Acquiring Fund sells shares in the secondary market).

(iii)In-kind redemptions. Each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(a)An Acquired Fund shall provide an Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund.

2.Representations of the Acquired Funds.

(b)In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff through formal published guidance applicable to the Rule from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule, with respect to an investment by the Acquiring Fund, or this Agreement.

3.Representations of the Acquiring Funds.

(c)In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff through formal published guidance applicable to the Rule from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule, with respect to its investment in such Acquired Fund, or this Agreement.

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(a)An Acquiring Fund shall promptly notify an Acquired Fund:

(i)of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities; and

(ii)if at any time an Acquiring Fund no longer holds voting securities of an Acquired Fund in excess of the amount noted in (i) above.

(a)An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliated persons of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

(b)The Acquiring Fund and its Advisory Group, as such term is defined in the Rule, will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act.

(c)If, as a result of a decrease in the outstanding voting securities of an Acquired Fund, an Acquiring Fund and its Advisory Group, in the aggregate, hold more than 25% of the outstanding voting securities of an Acquired Fund, each of those holders will vote its shares of the Acquired Fund in the same proportion as the vote of all other holders of the Acquired Fund’s shares; provided, however, that in circumstances where all holders of the outstanding voting securities of the Acquired Fund are required by this provision or otherwise under the Rule or Section 12(d)(1) of the 1940 Act to vote securities of the Acquired Fund in the same proportion as the vote of all other holders of such securities, the Acquiring Fund will seek instructions from its security holders with regard to the voting of all proxies with respect to such Acquired Fund securities and vote such proxies only in accordance with such instructions. Notwithstanding the foregoing, neither this paragraph nor the preceding paragraph shall apply if the Acquiring Fund is in the same group of investment companies (as defined in the Rule) as an Acquired Fund, or the Acquiring Fund’s investment sub-adviser or any person controlling, controlled by or under common control with the Acquiring Fund’s investment sub-adviser acts as the Acquired Fund’s investment adviser or depositor.

(d)No Acquiring Fund or an affiliated person of an Acquiring Fund will cause any existing or potential investment by the Acquiring Fund in an Acquired Fund to influence the terms of any services or transactions among: (i) the Acquiring Fund or an affiliated person of an Acquiring Fund; and (ii) the Acquired Fund or an affiliated person of the Acquired Fund.

(e)Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any purchase of shares by an Acquiring Fund or any primary market purchase of shares by an Acquiring Fund through an Authorized Participant.

4.Indemnification.

(b)Each of the Acquiring Funds, severally and not jointly, agrees to hold harmless, indemnify and defend each Acquired Fund, including any of its principals, directors or trustees, officers,

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employees and agents (“Acquired Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any Acquired Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Acquiring Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.

(a)Each of the Acquired Funds, severally and not jointly, agrees to hold harmless, indemnify and defend each Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquiring Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any Acquiring Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Acquired Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.

5.(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. Materials.

To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information, each Acquiring Fund agrees to:

(b)Refer to such Acquired Fund as the “[Name of applicable Acquired Fund(s) as listed on Schedule B]”; and

(c)Include the following notice within reasonable proximity to the reference to such Acquired Fund:

None of ALPS Advisors, Inc., ALPS Portfolio Solutions Distributor, Inc., ALPS ETF Trust, or the [Name of applicable Acquired Fund(s) as listed on Schedule B] make any representations regarding the advisability of investing in [Name of applicable Acquiring Fund].

6.Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to an Acquiring Trust:            If to an Acquired Trust:

Fund Compliance Team AssetMark, Inc
1655 Grant Street, 10th Floor Concord, CA 94520

ALPS ETF Trust
c/o ALPS Advisors, Inc. 1290 Broadway, Suite 1000
Denver, CO 80203
Email: AAICompliance@alpsinc.com

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Email:
fundcompliance@assetmark.com

With a copy to:
Fabio Battaglia, III
Stradley Ronon Stevens & Young, LLP
2005 Market Street
Philadelphia, PA 19103-7028 fbattaglia@stradley.com

7.Addition of New Acquiring/Acquired Funds.

Schedule A lists the Acquiring Funds in existence as of the date of this Agreement, and Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquiring Funds and Acquired Funds may be created from time to time. The parties agree that in the event a series of an Acquiring Trust desires to become an Acquiring Fund after the date of this Agreement and invests in an Acquired Fund in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule, such investment shall be governed by the terms of this Agreement and the relevant Acquiring Fund and/or Acquired Fund shall be deemed to be added to Schedule A or Schedule B, as applicable, as of (i) the date of the initial investment by an Acquiring Fund in an Acquired Fund in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule and (ii) with respect to additional Acquiring Funds, upon the applicable Acquiring Trust providing an updated Schedule A to the Acquired Trust pursuant to Section 6.

8.Term, Termination, Governing Law, Assignment, Amendment.

(a)This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff through formal published guidance applicable to the Rule from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff through formal published guidance applicable to the Rule from time to time, the Agreement shall continue in effect until terminated pursuant to Section 8(b).

(b)This Agreement shall continue until terminated, either in its entirety or with respect to one or more specific Acquired Fund(s) or Acquiring Fund(s), by either party upon 60 days’ advance written notice to the other party.

(c)This Agreement will be governed by Delaware law without regard to choice of law principles.

(d)This Agreement may not be assigned by either party without the prior written consent of the other.

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(a)This Agreement, with the exception of modifications of Schedule A and Schedule B consistent with Section 7 of this Agreement, may be amended or modified only by a writing that is signed by an authorized representative of each party.

(b)In any action involving a party to this Agreement, each party agrees to look solely to the relevant individual Acquiring Fund or Acquired Fund that is involved in the matter in controversy and not to any other series of the relevant Acquiring Trust or Acquired Trust.

9.Fund by Fund Basis.

This Agreement is executed by each Acquiring Trust on behalf of its respective Acquiring Funds, and each Acquired Trust on behalf of its respective Acquired Funds. Each such Acquiring Fund or Acquired Fund, as applicable, acknowledges that (i) the obligations hereunder are binding only upon the applicable Fund to which such obligations pertain and the assets and property of such Fund, and (ii) no trustee, officer, or shareholder assumes any personal liability for obligations entered into on behalf of a Fund; and (iii) the obligations of each Fund under this Agreement shall be several and not joint, and the assets of one Fund shall not be liable for the obligations of another Fund.

10.Miscellaneous.

(c)Severability. If any one or more provisions in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement will remain in full effect.

(d)Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

(e)Survival. Sections 4. Indemnification, 5. Materials, 8. Term, Termination, Governing Law, Assignment, Amendment, and 9. Fund by Fund Basis, shall survive the any termination hereunder.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALPS ETF Trust

Name of Authorized Signer:	Signature	/s/ Kathryn Burns
Kathryn Burns

Title
Treasurer

GPS Funds I, on behalf of each of its series listed on Schedule A, severally and not jointly

Name of Authorized Signer:	Signature	/s/ Patrick Young
Partrick Young

Title
Treasurer

GPS Funds II, on behalf of each of its series listed on Schedule A, severally and not jointly

Name of Authorized Signer:	Signature	/s/ Patrick Young
Partrick Young

Title
Treasurer

Savos Investements Trust, on behalf of each of its series listed on Schedule A, severally and not jointly

Name of Authorized Signer:	Signature	/s/ Patrick Young
Partrick Young

Title
Treasurer

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SCHEDULE A- LIST OF ACQUIRING FUNDS
GPS Funds I
GuideMark Large Cap Core Fund GuideMark Emerging Markets Fund GuideMark Small/Mid Cap Core Fund GuideMark World ex-US Fund GuideMark Core Fixed Income Fund
GPS Funds II

GuidePath Growth Allocation Fund GuidePath Conservative Allocation Fund GuidePath Tactical Allocation Fund GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund GuidePath Flexible Income Allocation Fund GuidePath Conservative Income Fund GuidePath Income Fund
GuidePath Growth and Income Fund

Savos Investments Trust
Savos Dynamic Hedging Fund

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SCHEDULE B- LIST OF ACQUIRED FUNDS

Alerian MLP ETF ALPS Active REIT ETF
ALPS Clean Energy ETF
ALPS Disruptive Technologies ETF
ALPS Emerging Sector Dividend Dogs ETF ALPS Global Travel Beneficiaries ETF ALPS Hillman Active Value ETF
ALPS International Sector Dividend Dogs ETF ALPS Medical Breakthroughs ETF
ALPS REIT Dividend Dogs ETF ALPS Sector Dividend Dogs ETF Alerian Energy Infrastructure ETF Barron's 400 ETF
RiverFront Dynamic Core Income ETF RiverFront Dynamic US Flex-Cap ETF RiverFront Strategic Income Fund

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